EXHIBIT 10.12B

MEDMEN ENTERPRISES INC.
2018 STOCK AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made this ♦ day of ♦, ♦ (the “Effective Date”), by and between MedMen Enterprises Inc., a British Columbia corporation (the “Company”) and ♦, an [employee of] the Company (the “Participant”).

1. Award. The Company hereby grants to Participant an award of the number of Restricted Stock Units listed in Section 2 hereof (the “Units”) according to the terms and conditions set forth herein and in the Company’s 2018 Stock and Incentive Plan (the “Plan”). Each Unit represents the right to receive one Class B Subordinate Voting Share (each a “Subordinate Voting Share”) of the Company, subject to the vesting requirements of this Agreement and the terms of the Plan. The Units are granted under Section 6(c) of the Plan. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan. A copy of the Plan will be furnished upon request of Participant.

2. Date of Grant; Vesting.

(a) Number of Units Granted: __________________

(b) Date of Grant: ____________________________

(c) Vesting Date: Except as otherwise provided in this Agreement, 100% of the Units shall vest on _______________________, which is the second anniversary of the Date of Grant, provided the Participant has continuously provided services to the Company or an Affiliate through such Vesting Date.

3. Forfeiture; Early Vesting.

(a) If Participant ceases to perform services for the Company or any Affiliate for any reason (whether or not terminated for Cause, except as provided for below) prior to vesting of the Units pursuant to Section 2 hereof, all of Participant’s rights to all of the unvested Units shall be immediately and irrevocably forfeited, except as follows:

(i) Termination following Change in Control. If within 12 months following a Change in Control (as defined below), the Company terminates the Participant’s service with the Company for reasons other than for Cause (as defined below), all Units granted hereunder not already forfeited under operation of this Section 3 shall become fully vested with all restrictions lifted, and be issued pursuant to Section 5(a) hereof; and

(ii) Death and Disability. Upon the Participant’s death or Disability (as defined below) all Units granted hereunder not already forfeited under operation of this Section 3 shall become fully vested with all restrictions lifted, and be issued pursuant to Section 5(a) hereof.

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(iii) Termination Not for Cause. If the Company terminates the Participant’s service with the Company for reasons other than for Cause after the Date of Grant but prior to the Vesting Date, a pro-rata number of Units not already forfeited under operation of this Section 3 shall become vested with restrictions lifted based on the following formula: 1/24 of the Units shall be deemed vested on each monthly anniversary of the Date of Grant, commencing on the Date of Grant and terminating on the date of termination. For the avoidance of doubt, no further Units shall vest following the date of termination and Participant’s rights to all of the remaining Units not vested pursuant to this Section 3(a)(iii) shall be immediately and irrevocably forfeited.

Upon forfeiture, Participant will no longer have any rights relating to the unvested Units.

(b) “Cause” shall mean a (i) repeated failure to competently and diligently perform duties of Participant’s position with the Company (other than due to physical or mental illness); (ii) conviction of guilty or nolo contendere plea to, a misdemeanor which is materially and demonstrably injurious to the Company or any of its subsidiaries or any felony; (iii) commission of an act, or a failure to act, that constitutes fraud, gross negligence or willful misconduct (including without limitation, embezzlement, misappropriation or breach of fiduciary duty resulting or intending to result in personal gain at the expense of the Company or any of its subsidiaries); and (iv) violation of any applicable laws, rules or regulations (excluding federal laws, rules or regulations pertaining to the regulation of commercial cannabis in states that have legalized cannabis for medical and/or adult use) or failure to comply with applicable confidentiality, non-solicitation and non-competition obligations to the Company or any of its subsidiaries, corporate code of business conduct or other material policies of the Company or any of its subsidiaries in connection with or during performance of the Participant’s duties to the Company or any of its subsidiaries that could, in the Board’s opinion, cause material injury to the Company or any of its subsidiaries; and (v) failure to maintain applicable professional licenses or certifications. In the case of a violation or failure under (i), (iv) or (v), if such violation or failure is curable, such violation or failure shall only constitute “Cause” if it is not cured within thirty (30) days after notice thereof to the Participant; and

(c) “Change in Control” shall mean the occurrence of any of the following events (each, a “Business Combination”): (a) the sale of more than 50% of the outstanding equity securities of the Company in a single transaction or in a series of transactions occurring during a period of not more than twelve months; (b) the Company is merged, amalgamated or consolidated with another corporation; or (c) a sale of substantially all of the assets of the Company to another entity, unless, following any of the foregoing Business Combinations in (a) through (c) above, all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities (or comparable interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more affiliates) in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to such Business Combination.

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(d) Disability shall mean the Participant is disabled for purposes of the Company’s long term disability policy or program for employees, or if there is none, it shall mean a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and as a result the Participant is (i) unable to engage in any substantial gainful activity or (ii) receiving income replacement benefits for a period of not less than 3 months under a Company accident or health plan covering employees of the Company.

4. Restrictions on Transfer. The Units may not be sold, assigned, transferred or pledged, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void. Neither the Units nor the Shares have been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States. The Units and the Shares may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Units or the Shares.

5. Issuance of Shares; Rights as Shareholder.

(a) Issuance of Shares. As soon as administratively practicable following the Participant’s vesting date under Section 2 or Section 3 hereof, as applicable, and the Participant’s satisfaction of any required tax withholding obligations (but in no event later than March 15th of the year following the year in which the vesting date occurs), the Company shall cause to be issued and delivered to the Participant a certificate or certificates evidencing Subordinate Voting Shares registered in the name of the Participant (or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be) or to instruct the Company’s transfer agent to electronically deliver such shares to the respective Participant. The number of Subordinate Voting Shares issued shall equal the number of Units vested, reduced as necessary to cover applicable withholding obligations in accordance with Section 6 hereof. If it is administratively impracticable to issue Subordinate Voting Shares within the time frame described above because issuances of Subordinate Voting Shares are prohibited or restricted pursuant to applicable securities laws or stock exchange rules or policies, then such issuance shall be delayed until such prohibitions or restrictions lapse.

(b) Rights as Shareholder. Units are not actual Subordinate Voting Shares, but rather, represent a right to receive Subordinate Voting Shares according to the terms and conditions set forth herein and the terms of the Plan. Accordingly, the issuance of a Unit shall not entitle the Participant to any of the rights or benefits generally accorded to stockholders unless and until a Subordinate Voting Share is actually issued under Section 5(a) hereof.

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6. Taxes.

The Participant hereby agrees to make adequate provision for any sums required to satisfy the applicable federal, state, provincial, local or foreign employment, social insurance, payroll, income or other tax withholding obligations (the “Withholding Obligations”) that arise in connection with this Agreement. The Company may establish procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with this Agreement, including any means permitted in Section 8 of the Plan. The Participant hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Withholding Obligations by (1) withholding a portion of the Subordinate Voting Shares otherwise to be issued in payment of the Units having a value equal to the amount of Withholding Obligation in accordance with such rules as the Company may from time to time establish, subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment; (2) withholding from the wages and other cash compensation payable to the Participant or by causing the Participant to tender a cash payment or other Subordinate Voting Shares to the Company; or (3) selling on the Participant’s behalf (using any brokerage firm determined acceptable to the Company for such purpose) a portion of the Subordinate Voting Shares issued in payment of the Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Withholding Obligations. The Participant shall be responsible for all brokerage fees and other costs of sale, and the Participant further agrees to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale. The Company may refuse to deliver Subordinate Voting Shares if the Participant fails to comply with the Participant’s obligations in connection with the Withholding Obligations described in this paragraph.

7. Miscellaneous.

(a) Incorporation of Policies. This Award and all compensation awarded hereunder shall be subject to the terms of any clawback, noncompetition, confidentiality or nondisclosure policies or agreements as may be in place between the Participant and the Company or any Affiliate from time to time.

(b) Subject to Plan. This Award is subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this Award is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect. A copy of the Plan will be furnished upon request of the Participant.

(c) No Right to Continued Service. This Agreement shall not confer on the Participant any right with respect to continuance of service to the Company, nor will it interfere in any way with the right of the Company to terminate such service at any time.

(d) Additional Agreements and Acknowledgements of U.S. Participant. If the Participant is a U.S. person, or was present in the United States at the time the Participant was offered the Units or at the time the Participant executed and delivered this Agreement, the U.S. Participant Supplement annexed hereto as Appendix A, will be deemed to be incorporated by reference into and form a part of this Agreement. “U.S. person” and “United States” are as defined in Regulation S under the U.S. Securities Act.

(e) Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant will have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

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(f) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to the conflict of laws principles.

(g) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

(i) Section 409A Provisions. The payment of Subordinate Voting Shares under this Agreement are intended to be exempt from the application of section 409A of the Internal Revenue Code, as amended (“Section 409A”) by reason of the short-term deferral exemption set forth in Treasury Regulation §1.409A-1(b)(4) and the Plan and this Agreement will be construed and administered accordingly. However, to the extent that any amount or benefit hereunder is determined to constitute “deferred compensation” subject to section 409A of the Internal Revenue Code, as amended and applicable guidance thereunder (“Section 409A”) then, notwithstanding anything in the Plan or this Agreement to the contrary, if such amount otherwise is payable or distributable to the Participant under the Plan or this Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s Disability or termination of employment, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise (including, but not limited to, a payment made pursuant to an involuntary separation arrangement that is exempt from Section 409A under the “short-term deferral” exception). Further, any such payment or distribution that otherwise would be made to a Participant who is a specified employee as defined in Section 409A(a)(2)(B) of the Code on account of separation from service may not be made before the date which is six months after the date of the specified employee’s separation from service (or if earlier, upon the specified employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

(j) Incentive Compensation. By signing this Agreement, the Participant acknowledges that for the fiscal year ending on June 30,2019, any incentive compensation granted to Participant has been discontinued and Participant is no longer eligible for such incentive compensation. No previous stock award, option grant or RSU grant is affected by this Section 7(j).

(k) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

MEDMEN ENTERPRISES INC.

By: ____________________________________

Its: _____________________________________

PARTICIPANT
_________________________________________

Signature

Print Name _____________________________ ♦

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Appendix A

U.S. PARTICIPANT SUPPLEMENT

If the Participant is a U.S. person, or was present in the United States at the time the Participant was offered the Units or at the time the Participant executed and delivered this Agreement, the Participant acknowledges and agrees that:

1.

The Units and any Subordinate Voting Shares (the “Shares”) that may be issued in respect of vested Units pursuant to the Plan have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the issuance hereby is being made pursuant to an exemption from the registration requirements of the U.S. Securities Act and similar exemptions under applicable state securities laws. Accordingly, the Units are, and, upon issuance, the Shares will be, “restricted securities” as such term is defined in Rule 144 under the U.S. Securities Act, and, therefore may not be offered or sold by the Participant, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or in compliance with an available exemption therefrom. The Participant understands that any certificate(s) or any evidence of electronic distribution representing the Units and any Shares issued in respect of vested Units pursuant to the Plan will contain a legend in respect of such restrictions as set out in Section 3 below.

2.

The Participant understands that if the Participant decides to offer, sell or otherwise transfer any of the Units or the Shares, the Participant may not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)

the sale is made in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or

(iv)

the securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the Participant has prior to such sale furnished to the Company an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Company.

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3.

The certificate(s) or evidence of electronic distribution representing the Units and the Shares, and all certificate(s) or evidence of electronic distribution issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MEDMEN ENTERPRISES INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that if the Units or the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act (“Regulation S”), the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, substantially in the form attached as Exhibit I hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Units or Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

4.

If the undersigned is resident in the State of California on the effective date of the grant of the Units, then, in addition to the terms and conditions contained in the Plan and in this Notice, the undersigned acknowledges that the Company, as a reporting issuer under the securities legislation in certain Provinces of Canada, is required to publicly file with the securities regulators in those jurisdictions continuous disclosure documents, including audited annual financial statements and unaudited quarterly financial statements (collectively, the “Financial Statements”). Such filings are available on the System for Electronic Document Analysis and Retrieval (SEDAR), and documents filed on SEDAR may be viewed under the Company’s profile at the following website address: www.sedar.com. Copies of Financial Statements will be made available to the undersigned by the Company upon the undersigned’s request.

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EXHIBIT I

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	MedMen Enterprises Inc. (the "Company")

AND TO:	Registrar and transfer agent for the common shares of the Company

The undersigned (a) acknowledges that the sale of ____________________________________ (the "Securities") of the Company, represented by certificate number _________________________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) the undersigned is not (A) an "affiliate" of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (B) a "distributor" as defined in Regulation S or (C) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another "designated offshore securities market", and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any "directed selling efforts" in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated _______________.

X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

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Affirmation by Seller's Broker-Dealer
(Required for sales pursuant to Section (b)(2)(B) above)

We have read the foregoing representations of our customer, _________________________ (the "Seller") dated _______________________, with regard to the sale, for such Seller's account, of _________________ common shares (the "Securities") of the Company represented by certificate number ______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)

the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no "directed selling efforts" were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)

we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; "directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and "United States" means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated: ______________________.

Name of Firm

By:
Authorized Officer

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